UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2005 (February 1, 2005)

COMSTOCK HOMEBUILDING COMPANIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 SUNSET HILLS ROAD, SUITE 510 RESTON, VIRGINIA 20910
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On February 1, 2005, Comstock Homebuilding Companies, Inc. (the “Company”) became a guarantor of the obligations of its wholly-owned subsidiary, Comstock Penderbrook, L.C., a Virginia limited liability company (the “Subsidiary”), arising under a material definitive agreement.  Pursuant to the Loan Agreement, dated January 27, 2005 (the “Loan Agreement”), by and between the Subsidiary (as “Borrower”) and Corus Bank, N.A. (the “Lender”), Lender committed to loan $67 million to Borrower to provide a major portion of the financing needed to acquire and develop a condominium conversion project in the Fair Oaks area of Fairfax County, Virginia.  The material terms of the Loan Agreement are provided in Item 2.03 below.  The disclosure provided in Item 2.03 of this Form 8-K is hereby incorporated by reference into this Item 1.01.

The property that is the object of the condominium conversion project was acquired pursuant to the Purchase and Sale Agreement, dated November 9, 2004, as amended (the “Purchase Agreement”), by and between Subsidiary (as “Purchaser” and by virtue of an assignment from another wholly-owned subsidiary of the Company) and Fair Oaks Penderbrook Apartments LLC, a Delaware limited liability company (the “Seller”).  The Purchase Agreement provides for the acquisition of the 424-unit property to be converted into condominiums, for a purchase price of approximately $75 million.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As provided in Item 1.01, pursuant to the Loan Agreement, the Company guaranteed the performance of certain obligations of Subsidiary (as Borrower).  The Company became obligated for approximately $57 million on February 1, 2005 (the “Closing Date”).  Pursuant to the Limited Guaranty and the Completion Guaranty the Company executed in favor of the Lender, the Company has unconditionally and irrevocably guaranteed all losses that may result from any of a variety of causes including fraud of the Borrower or the Company, failure to use loan proceeds in accordance with draw requests, environmental issues, and willful or intentional misconduct of the Borrower or the Company.  Furthermore, the Company has also guaranteed the timely and lien-free completion of the condominium conversion project in accordance with all applicable laws.

The term of the loan is for twenty four months, beginning as of the Closing Date.  The Loan Agreement also requires the Borrower to furnish evidence of Borrower’s minimum equity investment in the conversion project in the amount of $18,135,000.  If the Borrower repays the loan or a portion thereof prior to the maturity date from a source other than the proceeds realized by the sale of individual units to retail purchasers of the converted condominiums, Borrower shall pay Lender a prepayment charge equal to 2% of the amount pre-paid.  Borrower is also obligated to pay a non-material exit fee to Lender.

The Loan Agreement contains customary covenants by Borrower for transactions of this type, including covenants regarding inspections by Lender, mechanics’ liens, real estate taxes, compliance with laws, transfer and changes in organization, financial reports and adequate insurance.  The Loan Agreement contains customary events of default, including for non-payment, breaches of contract, false or a materially misleading representation or warranty, insolvency or dissolution of Borrower or the Company, destruction of the property, material adverse change or cross-defaults in other loans with Lender.  Upon the occurrence of an event of default, the outstanding obligations under the Loan Agreement may be accelerated and become due and payable immediately.

The Lender has in the past provided the Company with other similar loans to finance similar projects.

Item 9.01.              Financial Statements and Exhibits.

(a)                                  Financial Statements of Business Acquired.

Not applicable.

(b)                                 Pro Forma Financial Information.

Not applicable.

(c)                                  Exhibits.

Exhibit Number	Description

99.1	Press Release by Comstock Homebuilding Companies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2005

COMSTOCK HOMEBUILDING COMPANIES, INC.

	By:	/s/ Bruce Labovitz
Bruce J. Labovitz
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

99.1	Press Release by Comstock Homebuilding Companies, Inc.